Exhibit 10.2

Appendix A

AMENDMENT NO. 1

TO

HOTH THERAPEUTICS, INC.

AMENDED AND RESTATED

2022 OMNIBUS EQUITY INCENTIVE PLAN

Hoth Therapeutics, Inc., a Nevada corporation (the “Company”) hereby amends its Amended and Restated 2022 Omnibus Equity Incentive Plan (the “Plan”) as set forth below, which amendments shall be effective as the date set forth below, but if and only if the Company’s shareholders approve such amendment in accordance with applicable law:

Section 4(a) of the Plan shall be amended and restated in its entirety to read:

(a) Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,091,317 shares of Common Stock; provided, that, shares of Common Stock issued under the Plan with respect to an Exempt Award shall not count against such share limit.

Section 4(c) of the Plan shall be amended and restated in its entirety to read:

(c) No more than 1,091,317 Shares shall be issued pursuant to the exercise of ISOs.

All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Plan.

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The Company has caused this Amendment No. 1 to be executed affective as of August 7, 2024.

HOTH THERAPEUTICS, INC.

By:	/s/ Robb Knie
Robb Knie
Chief Executive Officer